EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-79916 and No. 33-80653) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-3328 and No. 33-76186LA) of Electronic Designs, Inc. of our report dated October 25, 1996 on the consolidated financial statements of Electronic Designs, Inc. for the year ended September 30, 1996 appearing on page F-1 of this Annual Report on Form 10-KSB.


PRICE WATERHOUSE LLP


Boston, Massachusetts
November 26, 1996